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                                                                    EXHIBIT 25.2
                               POWER OF ATTORNEY
                                Alan L. Gordon

     KNOW ALL MEN BY THESE PRESENTS that Alan L. Gordon constitutes and appoints Hank Rothwell and Edwin L. Osika, Jr., and each of them, his true and lawful attorneys and agents, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any and all Registration Statements on Form S-3 and amendments thereto (including post-effective amendments) relating to United Park City Mines Company, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each of them, full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 12th day of February, 1998.

                                            /s/ Alan L. Gordon
                                            --------------------------------
                                            Alan L. Gordon


WITNESS:

/s/ Phyllis Mosberg
------------------------------
Phyllis Mosberg